Exhibit 99

Colgate Announces 2nd Quarter 2015 Results

Strong Worldwide Organic Sales Growth

NEW YORK--(BUSINESS WIRE)--July 30, 2015--Colgate-Palmolive Company (NYSE:CL) today reported worldwide Net sales of $4,066 million in second quarter 2015, a decrease of 6.5% versus second quarter 2014. Global unit volume grew 3.0%, pricing increased 2.5% and foreign exchange was negative 12.0%. Organic sales (Net sales excluding foreign exchange, acquisitions and divestments) grew 5.5%.

Net income and Diluted earnings per share in second quarter 2015 were $574 million and $0.63, respectively. Net income in second quarter 2015 included $65 million ($0.07 per diluted share) of aftertax charges resulting from the implementation of the Company’s four-year Global Growth and Efficiency Program (the “2012 Restructuring Program”), an effective devaluation in Venezuela and a previously disclosed foreign tax matter.

Net income and Diluted earnings per share in second quarter 2014 were $622 million and $0.67, respectively. Net income in second quarter 2014 included $54 million ($0.06 per diluted share) of aftertax charges resulting from the items described in Table 8.

Excluding the above noted items in both periods, Net income in second quarter 2015 was $639 million, a decrease of 5% versus second quarter 2014, and Diluted earnings per share in second quarter 2015 was $0.70, a decrease of 4% versus second quarter 2014. On a currency-neutral basis and excluding the above noted items in both periods, Diluted earnings per share increased double digit.

Gross profit margin was 58.2% in second quarter 2015 versus 58.6% in second quarter 2014. Excluding the above noted items in both periods, Gross profit margin was 58.3% in second quarter 2015, a decrease of 50 basis points versus the year ago quarter, primarily as a result of higher raw and packaging material costs, driven by significant foreign exchange transaction costs, which were partially offset by higher pricing and the benefits from cost savings from the Company’s funding-the-growth initiatives and the 2012 Restructuring Program.

Selling, general and administrative expenses were 34.0% of Net sales in second quarter 2015 versus 34.6% of Net sales in second quarter 2014. Excluding the above noted items in both periods, Selling, general and administrative expenses decreased by 70 basis points to 33.7% of Net sales in second quarter 2015, due to decreased advertising investment as a percentage of Net sales. Worldwide advertising investment decreased 12% to $410 million versus the year ago quarter.

Operating profit decreased 5% to $932 million in second quarter 2015 compared to $980 million in second quarter 2014. Excluding the above noted items in both periods, Operating profit decreased 5% to $1,000 million in second quarter 2015. Operating profit margin was 22.9% in second quarter 2015 versus 22.5% in second quarter 2014. Excluding the above noted items in both periods, Operating profit margin was 24.6% in second quarter 2015, an increase of 30 basis points versus the year ago quarter.

Net cash provided by operations year to date was $1,223 million compared to $1,389 million in the comparable 2014 period, primarily due to lower operating earnings and higher payments related to income taxes and a previously disclosed European competition law matter. Working capital as a percentage of Net sales was negative 0.2%, an improvement of 90 basis points versus the year ago period.

Ian Cook, Chairman, President and Chief Executive Officer, commented on the results and outlook excluding the 2015 and 2014 items noted above, “In the face of challenging macroeconomic conditions worldwide, we are pleased to have achieved another quarter of broad-based organic sales growth, driven by positive unit volume growth and higher pricing.

“All operating divisions contributed to the 5.5% worldwide organic sales growth, led by emerging markets where organic sales grew a strong 7.5%, despite economic challenges in certain countries.

“Colgate’s leading share of the global toothpaste market strengthened to 45.0% year to date, up 0.5 share points versus the year ago period. Our global leadership in manual toothbrushes also strengthened with Colgate’s global market share in that category reaching 34.1% year to date, up 0.2 share points versus the year ago period.”

In closing, Mr. Cook commented, “As we look ahead, macroeconomic conditions and foreign exchange volatility remain challenging. Despite that, we anticipate another year of solid organic sales growth driven by a full new product pipeline across all categories and geographies. While our long-term goal of double-digit annual earnings per share growth remains unchanged, we continue to see significant deterioration in foreign exchange rates. We continue to plan for a year of gross margin expansion, however, based on current spot rates, we expect a low-single-digit earnings per share decline on a dollar basis, excluding charges related to the 2012 Restructuring Program. This earnings per share decline would reflect a double-digit increase on a currency-neutral basis.”

At 11:00 a.m. ET today, Colgate will host a conference call to elaborate on second quarter results. To access this call as a webcast, please go to Colgate’s web site at http://www.colgatepalmolive.com.

The following are comments about divisional performance for second quarter 2015 versus the year ago period. See attached Geographic Sales Analysis Percentage Changes and Segment Information schedules for additional information on divisional net sales and operating profit.

North America (19% of Company Sales)

North America Net sales increased 1.5% in second quarter 2015. Unit volume increased 3.0% with 0.5% lower pricing, while foreign exchange was negative 1.0%. Organic sales increased 2.5% during the quarter.

Operating profit in North America decreased 3% in second quarter 2015 to $223 million, or 140 basis points to 28.6% of Net sales. This decrease in Operating profit as a percentage of Net sales was due to an increase in Selling, general and administrative expenses and an increase in Other (income) expense, net, which were partially offset by an increase in Gross profit, all as a percentage of Net sales. This increase in Gross profit was primarily driven by cost savings from the Company’s funding-the-growth initiatives which were partially offset by higher costs, which included higher raw and packaging material costs, and lower pricing due to increased promotional activities. This increase in Selling, general and administrative expenses was due to higher overhead expenses and increased advertising investment. This increase in Other (income) expense, net was in part due to higher intercompany expense from purchases of inventory from the Latin America reportable operating segment.

In the U.S., new product launches are contributing to volume growth. Market share gains year to date were seen in toothpaste, mouthwash, liquid hand soaps, body wash and fabric conditioners. Colgate’s share of the toothpaste market strengthened to 35.2% year to date, up 0.2 share points versus the year ago period, driven by strong sales of Colgate Enamel Health, Colgate Optic White Platinum Express White and Tom’s of Maine toothpastes. In manual toothbrushes, Colgate continued its brand market leadership in the U.S. with its market share in that category at 41.4% year to date. Strong sales of Colgate Sensitive Toothbrush + Built-In Sensitivity Relief Pen, Colgate 360° Enamel Health, Colgate 360° Optic White Platinum and Colgate Extra Clean manual toothbrushes contributed to volume growth in the quarter.

Successful products driving volume growth in the U.S. in other categories include Colgate Total for Gum Health, Colgate Total Lasting White and Colgate Kids mouthwashes, Softsoap Fragrant Foaming Collection of liquid hand soaps, Softsoap Fresh & Glow body washes, Irish Spring Signature For Men body wash and bar soap and Suavitel Fragrance Pearls fabric conditioner.

Latin America (27% of Company Sales)

Latin America Net sales decreased 8.5% in second quarter 2015. Unit volume increased 0.5% with 9.0% higher pricing, while foreign exchange was negative 18.0%. Acquisitions contributed 0.5% to volume. Volume gains led by Mexico, Argentina and Brazil were partially offset by volume declines in Venezuela. Organic sales for Latin America increased 9.0%.

Operating profit in Latin America increased 3% in second quarter 2015 to $321 million, or 320 basis points to 28.5% of Net sales. This increase in Operating profit as a percentage of Net sales was due to a decrease in Selling, general and administrative expenses and a decrease in Other (income) expense, net, partially offset by a decrease in Gross profit, all as a percentage of Net sales. This decrease in Gross profit was due to higher raw and packaging material costs, driven by foreign exchange transaction costs, partially offset by cost savings from the Company’s funding-the-growth initiatives and the 2012 Restructuring Program and higher pricing. This decrease in Selling, general and administrative expenses was due to decreased advertising investment, reflecting in part a shift from advertising investment to in-store promotional activities, and lower overhead expenses. This decrease in Other (income) expense, net was in part due to higher intercompany income from sales of inventory to the North America reportable operating segment.

Colgate strengthened its leadership in toothpaste throughout Latin America during the quarter driven by market share gains in Mexico, Brazil, Venezuela, Argentina, Chile, El Salvador and Honduras. Strong sales of Colgate Total 12, Colgate Luminous White Advanced, Colgate Luminous White Instant, Colgate Total Professional Breath Health, Colgate Sensitive Pro-Relief Enamel Repair and Colgate Maximum Cavity Protection plus Neutrazucar toothpastes contributed to volume growth throughout the region. Colgate’s leadership in the manual toothbrush category continued throughout the region, driven by strong sales of Colgate 360° Surround Whitening, Colgate 360° Interdental, Colgate 360° Luminous White Advanced, Colgate Slim Soft and Colgate Triple Action manual toothbrushes.

Products in other categories contributing to volume growth include Colgate Luminous White and Colgate Plax Whitening Tartar Control mouthwashes, Protex Complete 12, Protex Omega 3, Palmolive Men and Palmolive Naturals Berries and Coconut Water bar soaps, Lady Speed Stick Powder Fresh and Speed Stick Xtreme Tech deodorants, Suavitel Complete and Suavitel Aroma Intense fabric conditioners, Axion Complete dish liquid and Fabuloso Pure & Clean liquid cleaner.

Europe/South Pacific (18% of Company Sales)

Europe/South Pacific Net sales decreased 16.5% in second quarter 2015. Unit volume increased 4.5% with 3.0% lower pricing due to increased promotional activities, while foreign exchange was negative 18.0%. Divestments decreased volume by 0.5%. Volume gains were led by Germany, Australia and France. Organic sales for Europe/South Pacific increased 2.0%.

Operating profit in Europe/South Pacific decreased 19% in second quarter 2015 to $183 million, or 100 basis points to 25.0% of Net sales. This decrease in Operating profit as a percentage of Net sales was primarily due to a decrease in Gross profit as a percentage of Net sales. This decrease in Gross profit was primarily due to higher raw and packaging material costs, driven by foreign exchange transaction costs, and lower pricing due to increased promotional activities, partially offset by cost savings from the Company’s funding-the-growth initiatives and the 2012 Restructuring Program. Selling, general and administrative expenses as a percentage of Net sales were even with the second quarter of 2014, as lower overhead expenses were fully offset by increased advertising investment.

Colgate strengthened its oral care leadership in the Europe/South Pacific region driven by toothpaste market share gains in France, Italy, Spain, the Netherlands, Belgium, Hungary, Czech Republic, Slovenia, Croatia and the Baltic region. Successful premium products driving market share gains include Colgate Max White One Optic, Colgate Maximum Cavity Protection plus Sugar Acid Neutralizer and elmex Sensitive Plus Gentle Whitening toothpastes. In the manual toothbrush category, Colgate Cavity Protection and Colgate Slim Soft Charcoal manual toothbrushes contributed to market share gains across the region.

Recent premium innovations contributing to volume growth in other product categories include the Sanex Advanced line of shower gels, deodorants, hand creams and body lotions, Palmolive Aroma Sensations shower gel, Ajax All Usage Gel and Ajax Fete des Fleurs liquid cleaners, Ajax Easy Rinse spray cleaner and Soupline Fruity Sensations fabric conditioner.

Asia (16% of Company Sales)

Asia Net sales increased 2.0% during second quarter 2015. Unit volume increased 5.5% with 0.5% lower pricing, while foreign exchange was negative 3.0%. Volume gains were led by the Greater China region, the Philippines and India. Organic sales for Asia increased 5.0%.

Operating profit in Asia increased 2% in second quarter 2015 to $181 million, while as a percentage of Net Sales it decreased 10 basis points to 29.1%. This decrease in Operating profit as a percentage of Net sales was primarily due to an increase in Selling, general and administrative expenses, which was partially offset by an increase in Gross profit, both as a percentage of Net sales. This increase in Gross profit was mainly driven by cost savings from the Company’s funding-the-growth initiatives, which were partially offset by higher costs, primarily driven by higher raw and packaging material costs, which included foreign exchange transaction costs, and lower pricing. This increase in Selling, general and administrative expenses was due to increased advertising investment, which was partially offset by lower overhead expenses.

Colgate continued its toothpaste leadership in Asia during the quarter. Successful new products including Colgate 360° Pro Gum Whitening, Colgate Optic White Plus Shine, Colgate Active Salt Neem and Colgate Power White Bamboo Charcoal toothpastes contributed to volume growth in the region.

Successful products contributing to volume growth in other categories in the region include Colgate Slim Soft Dual Action, Colgate 360° Charcoal Gold and Colgate 360° Pro Gum Health Whitening manual toothbrushes, Colgate Plax Active Salt, Colgate Plax Bamboo Charcoal Mint and Colgate Total Pro Gum Health mouthwashes and Palmolive Naturals shampoo and conditioner.

Africa/Eurasia (6% of Company Sales)

Africa/Eurasia Net sales decreased 17.5% during second quarter 2015. Unit volume decreased 3.0% with 7.0% higher pricing, while foreign exchange was negative 21.5%. Volume declines in the Central Asia/Caucasus region, Ukraine, South Africa and Russia were partially offset by volume gains in the Sub-Saharan Africa region. Organic sales for Africa/Eurasia increased 4.0%.

Operating profit in Africa/Eurasia decreased 22% in second quarter 2015 to $45 million, or 110 basis points to 17.7% of Net sales. This decrease in Operating profit as a percentage of Net sales was primarily due to a decrease in Gross profit, which was partially offset by a decrease in Selling, general and administrative expenses, both as a percentage of Net sales. This decrease in Gross profit was primarily due to higher raw and packaging material costs, driven by higher foreign exchange transaction costs, partially offset by cost savings from the Company’s funding-the-growth initiatives and higher pricing. This decrease in Selling, general and administrative expenses was due to lower overhead expenses and decreased advertising investment.

Colgate continued its toothpaste leadership in Africa/Eurasia, driven by market share gains in nearly every country in the region. Successful products contributing to growth in the region include Colgate Total, Colgate Optic White Instant and Colgate Maximum Cavity Protection plus Sugar Acid Neutralizer toothpastes, Colgate Slim Soft Charcoal and Colgate 360° Whole Mouth Clean manual toothbrushes, Palmolive Gourmet Spa Peach Sorbet, Palmolive Gourmet Spa Creamy Coffee and Palmolive Men Taiga Freshness shower gels and Palmolive Altai Herbs and Protex Men Power bar soaps.

Hill’s Pet Nutrition (14% of Company Sales)

Hill’s Net sales decreased 1.5% during second quarter 2015. Unit volume increased 5.5% with 1.5% higher pricing, while foreign exchange was negative 8.5%. Volume gains were led by the United States and Japan. Hill’s organic sales increased 7.0%.

Hill’s Operating profit was $146 million in second quarter 2015, even with second quarter 2014, while as a percentage of Net sales, it increased 30 basis points to 26.4% of Net sales. This increase in Operating profit as a percentage of Net sales was due to a decrease in Selling, general and administrative expenses, partially offset by an increase in Other (income) expense, net, both as a percentage of Net sales. Gross profit as a percentage of Net sales was even with the second quarter of 2014, as cost savings from the Company’s funding-the-growth initiatives and higher pricing fully offset higher costs, primarily driven by higher raw and packaging material costs, which included foreign exchange transaction costs. This decrease in Selling, general and administrative expenses was primarily due to decreased advertising investment. This increase in Other (income) expense, net was in part due to the expiration of a foreign sales tax exemption.

New product introductions driving volume growth in the U.S. include Hill’s Ideal Balance Crafted, Hill’s Prescription Diet Metabolic Plus Mobility and Metabolic Plus Urinary, Hill’s Prescription Diet stews and Hill’s Ideal Balance Slim & Healthy.

New product introductions driving volume growth internationally include Hill’s Science Diet Perfect Weight, Hill’s Prescription Diet Metabolic Plus Mobility, Metabolic Plus Urinary and c/d Multicare Urinary Stress, Hill’s Ideal Balance and Hill’s Science Diet Neutered.

***

About Colgate-Palmolive: Colgate-Palmolive is a leading global consumer products company, tightly focused on Oral Care, Personal Care, Home Care and Pet Nutrition. Colgate sells its products in over 200 countries and territories around the world under such internationally recognized brand names as Colgate, Palmolive, Speed Stick, Lady Speed Stick, Softsoap, Irish Spring, Protex, Sorriso, Kolynos, elmex, Tom’s of Maine, Sanex, Ajax, Axion, Fabuloso, Soupline and Suavitel, as well as Hill’s Science Diet, Hill’s Prescription Diet and Hill’s Ideal Balance. For more information about Colgate’s global business, visit the Company’s web site at http://www.colgatepalmolive.com. To learn more about Colgate Bright Smiles, Bright Futures® oral health education program, please visit http://www.colgatebsbf.com. CL-E

Market Share Information

Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. All market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data. Market share data is subject to limitations on the availability of up-to-date information. We believe that the third-party vendors we use to provide data are reliable, but we have not verified the accuracy or completeness of the data or any assumptions underlying the data. In addition, market share information calculated by the Company may be different from market share information calculated by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

Explanatory Note Regarding Currency-Neutral Calculations

Diluted earnings per share growth for second quarter 2015, on a currency-neutral basis, eliminates from Diluted earnings per share growth (GAAP) the impact of the items described in Table 8, and the period-over-period changes in foreign exchange rates in the translation of local currency results into U.S. dollars. Accordingly, for purposes of calculating Diluted earnings per share growth for second quarter 2015, on a currency-neutral basis, second quarter 2015 local currency results, which include the impact of foreign currency transaction gains and losses, are translated into U.S. dollars using average foreign exchange rates for second quarter 2014.

Management’s estimate of earnings per share growth on a currency-neutral basis for full year 2015 eliminates from earnings per share growth (GAAP) the impact of the items described in Table 9, the 2012 Restructuring Program and period-over-period changes in foreign exchange rates in the translation of local currency results into U.S. dollars. Accordingly, for purposes of estimating earnings per share growth for full year 2015, on a currency-neutral basis, estimated full year 2015 local currency results, which include the impact of estimated foreign currency transaction gains and losses, are translated into U.S. dollars using 2014 average foreign exchange rates by quarter.

Cautionary Statement on Forward-Looking Statements

This press release and the related webcast may contain forward-looking statements. Such statements may relate, for example, to sales or volume growth, organic sales growth, profit or profit margin growth, earnings per share growth (including on a currency neutral basis), financial goals, the impact of currency devaluations, exchange controls, price controls and labor unrest, including in Venezuela, cost-reduction plans including the 2012 Restructuring Program, tax rates, new product introductions or commercial investment levels, among other matters. These statements are made on the basis of our views and assumptions as of this time and we undertake no obligation to update these statements except as required by law. We caution investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. Investors should consult the Company’s filings with the Securities and Exchange Commission (including the information set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014) for information about certain factors that could cause such differences. Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s web site at http://www.colgatepalmolive.com.

Non-GAAP Financial Measures

The following provides information regarding the non-GAAP financial measures used in this earnings release and/or the related webcast:

This release discusses organic sales growth, which is Net sales growth excluding the impact of foreign exchange, acquisitions and divestments. Management believes this measure provides investors with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Geographic Sales Analysis Percentage Changes” for the three and six months ended June 30, 2015 vs 2014 included with this release for a comparison of organic sales growth to net sales growth in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

To supplement Colgate’s Condensed Consolidated Statements of Income presented in accordance with GAAP, the Company has disclosed non-GAAP measures of operating results that exclude certain items. Worldwide Gross profit, Gross profit margin, Selling, general and administrative expenses, Selling, general and administrative expenses as a percentage of Net sales, Other (income) expense, net, Operating profit, Operating profit margin, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are discussed both as reported (on a GAAP basis) and, as applicable, excluding charges related to the 2012 Restructuring Program, charges related to the effective devaluations in 2014 and 2015 as a result of the changes to Venezuela’s foreign exchange system, a charge related to a foreign tax matter and costs related to the sale of land in Mexico (non-GAAP). Management believes these non-GAAP financial measures provide investors with useful supplemental information regarding the performance of the Company’s ongoing operations. See “Non-GAAP Reconciliations” for the three and six months ended June 30, 2015 and 2014 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similar measures presented by other companies.

The Company defines free cash flow before dividends as Net cash provided by operations less Capital expenditures. As management uses this measure to evaluate the Company’s ability to satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. Free cash flow before dividends is not a GAAP measurement and may not be comparable to similarly titled measures reported by other companies. See “Condensed Consolidated Statements of Cash Flows” for the six months ended June 30, 2015 and 2014 for a comparison of free cash flow before dividends to Net cash provided by operations as reported in accordance with GAAP.

(See attached tables for second quarter results.)

		Table 1

Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Three Months Ended June 30, 2015 and 2014

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2015	2014

Net sales	$4,066	$4,352

Cost of sales	1,699	1,800

Gross profit	2,367	2,552

Gross profit margin	58.2%	58.6%

Selling, general and administrative expenses	1,381	1,507

Other (income) expense, net	54	65

Operating profit	932	980

Operating profit margin	22.9%	22.5%

Interest (income) expense, net	6	9

Income before income taxes	926	971

Provision for income taxes	310	310

Effective tax rate	33.5%	31.9%

Net income including noncontrolling interests	616	661

Less: Net income attributable to noncontrolling interests	42	39

Net income attributable to Colgate-Palmolive Company	$574	$622

Earnings per common share
Basic	$0.63	$0.68
Diluted	$0.63	$0.67

Average common shares outstanding
Basic	904.6	916.1
Diluted	912.4	925.9

		Table 2

Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Six Months Ended June 30, 2015 and 2014

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2015	2014

Net sales	$8,136	$8,677

Cost of sales	3,377	3,601

Gross profit	4,759	5,076

Gross profit margin	58.5%	58.5%

Selling, general and administrative expenses	2,831	3,051

Other (income) expense, net	136	411

Operating profit	1,792	1,614

Operating profit margin	22.0%	18.6%

Interest (income) expense, net	14	16

Income before income taxes	1,778	1,598

Provision for income taxes	579	505

Effective tax rate	32.6%	31.6%

Net income including noncontrolling interests	1,199	1,093

Less: Net income attributable to noncontrolling interests	83	83

Net income attributable to Colgate-Palmolive Company	$1,116	$1,010

Earnings per common share
Basic	$1.23	$1.10
Diluted	$1.22	$1.09

Average common shares outstanding
Basic	906.1	917.8
Diluted	914.4	927.3

			Table 3

Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of June 30, 2015, December 31, 2014, and June 30, 2014

(Dollars in Millions) (Unaudited)

	June 30,	December 31,	June 30,
	2015	2014	2014

Cash and cash equivalents	$1,059	$1,089	$1,161
Receivables, net	1,691	1,552	1,803
Inventories	1,324	1,382	1,508
Other current assets	914	840	702
Property, plant and equipment, net	4,039	4,080	4,077
Other assets, including goodwill and intangibles	4,633	4,516	4,737
Total assets	$13,660	$13,459	$13,988

Total debt	$6,683	$6,148	$6,061
Other current liabilities	3,709	3,442	3,741
Other non-current liabilities	2,511	2,484	2,115
Total liabilities	12,903	12,074	11,917
Total Colgate-Palmolive Company shareholders' equity	454	1,145	1,779
Noncontrolling interests	303	240	292
Total liabilities and shareholders' equity	$13,660	$13,459	$13,988

Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities*	$5,376	$4,859	$4,745
Working capital % of sales	(0.2)%	0.8%	0.7%

*	Marketable securities of $248, $200 and $155 as of June 30, 2015, December 31, 2014, and June 30, 2014 respectively, are included in Other current assets.

		Table 4

Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2015 and 2014

(Dollars in Millions) (Unaudited)

	2015	2014

Operating Activities
Net income including noncontrolling interests	$1,199	$1,093
Adjustments to reconcile net income including noncontrolling interests to net cash provided by operations:
Depreciation and amortization	225	215
Restructuring and termination benefits, net of cash	59	68
Venezuela remeasurement charges	16	266
Stock-based compensation expense	51	54
Deferred income taxes	(60)	(37)
Cash effects of changes in:
Receivables	(222)	(198)
Inventories	8	(90)
Accounts payable and other accruals	(77)	(8)
Other non-current assets and liabilities	24	26
Net cash provided by operations	1,223	1,389

Investing Activities
Capital expenditures	(280)	(314)
Purchases of marketable securities and investments	(365)	(165)
Proceeds from sale of marketable securities and investments	195	177
Payment for acquisitions, net of cash acquired	-	(25)
Other	12	13
Net cash used in investing activities	(438)	(314)

Financing Activities
Principal payments on debt	(4,178)	(4,282)
Proceeds from issuance of debt	4,686	4,707
Dividends paid	(689)	(662)
Purchases of treasury shares	(767)	(746)
Proceeds from exercise of stock options and excess tax benefits	192	153
Net cash used in financing activities	(756)	(830)

Effect of exchange rate changes on Cash and cash equivalents	(59)	(46)
Net (decrease) increase in Cash and cash equivalents	(30)	199
Cash and cash equivalents at beginning of the period	1,089	962
Cash and cash equivalents at end of the period	$1,059	$1,161

Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	$1,223	$1,389
Less: Capital expenditures	(280)	(314)
Free cash flow before dividends	$943	$1,075

Income taxes paid	$640	$514

				Table 5

Colgate-Palmolive Company

Segment Information

For the Three and Six Months Ended June 30, 2015 and 2014

(Dollars in Millions) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net Sales
Oral, Personal and Home Care

North America	$780	$770	$1,569	$1,555
Latin America	1,126	1,231	2,213	2,383
Europe/South Pacific	731	873	1,472	1,738
Asia	623	610	1,284	1,282
Africa/Eurasia	254	308	508	606

Total Oral, Personal and Home Care	3,514	3,792	7,046	7,564

Pet Nutrition	552	560	1,090	1,113

Total Net Sales	$4,066	$4,352	$8,136	$8,677

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Operating Profit
Oral, Personal and Home Care

North America	$223	$231	$441	$447
Latin America	321	311	629	601
Europe/South Pacific	183	227	367	444
Asia	181	178	374	371
Africa/Eurasia	45	58	84	117

Total Oral, Personal and Home Care	953	1,005	1,895	1,980

Pet Nutrition	146	146	293	290
Corporate(1)	(167)	(171)	(396)	(656)

Total Operating Profit	$932	$980	$1,792	$1,614

Note:
(1) Corporate operations includes costs related to stock options and restricted stock units, research and development costs, Corporate overhead costs, restructuring and related implementation costs and gains and losses on sales of non-core product lines and assets.

Corporate Operating profit (loss) for the three months ended June 30, 2015 includes charges of $52 related to the 2012 Restructuring Program and a charge of $16 related to the remeasurement of the Company's Venezuelan subsidiary's local currency-denominated net monetary assets as a result of an effective devaluation. For the three months ended June 30, 2014, Corporate Operating profit (loss) included charges of $74 related to the 2012 Restructuring Program and costs of $2 related to the sale of land in Mexico.

Corporate Operating profit (loss) for the six months ended June 30, 2015 includes charges of $152 related to the 2012 Restructuring Program and a charge of $16 related to the remeasurement of the Company's Venezuelan subsidiary's local currency-denominated net monetary assets as a result of an effective devaluation. For the six months ended June 30, 2014, Corporate Operating profit (loss) included charges of $176 related to the 2012 Restructuring Program, a charge of $266 related to the remeasurement of the Company's Venezuelan subsidiary's local currency-denominated net monetary assets as a result of an effective devaluation and costs of $3 related to the sale of land in Mexico.

							Table 6

Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Three Months Ended June 30, 2015 vs 2014

(Unaudited)

			COMPONENTS OF SALES CHANGE

						Pricing
						Coupons
	Sales					Consumer &
	Change	Organic	As Reported	Organic	Ex-Divested	Trade	Foreign
Region	As Reported	Sales Change	Volume	Volume	Volume	Incentives	Exchange

Total Company	(6.5)%	5.5%	3.0%	3.0%	3.0%	2.5%	(12.0)%

Europe/South Pacific	(16.5)%	2.0%	4.5%	5.0%	5.0%	(3.0)%	(18.0)%

Latin America	(8.5)%	9.0%	0.5%	-%	0.5%	9.0%	(18.0)%

Asia	2.0%	5.0%	5.5%	5.5%	5.5%	(0.5)%	(3.0)%

Africa/Eurasia	(17.5)%	4.0%	(3.0)%	(3.0)%	(3.0)%	7.0%	(21.5)%

Total International	(9.5)%	5.5%	2.5%	2.5%	2.5%	3.0%	(15.0)%

North America	1.5%	2.5%	3.0%	3.0%	3.0%	(0.5)%	(1.0)%

Total CP Products	(7.5)%	5.0%	2.5%	2.5%	2.5%	2.5%	(12.5)%

Hill's	(1.5)%	7.0%	5.5%	5.5%	5.5%	1.5%	(8.5)%

Emerging Markets (1)	(7.0)%	7.5%	2.0%	2.0%	2.0%	5.5%	(14.5)%

Developed Markets	(6.0)%	3.0%	4.0%	4.0%	4.0%	(1.0)%	(9.0)%

Note:
(1)	Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

							Table 7

Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Six Months Ended June 30, 2015 vs 2014

(Unaudited)

			COMPONENTS OF SALES CHANGE

						Pricing
						Coupons
	Sales					Consumer &
	Change	Organic	As Reported	Organic	Ex-Divested	Trade	Foreign
Region	As Reported	Sales Change	Volume	Volume	Volume	Incentives	Exchange

Total Company	(6.0)%	4.5%	2.5%	2.0%	2.5%	2.5%	(11.0)%

Europe/South Pacific	(15.5)%	1.5%	5.0%	5.5%	5.5%	(4.0)%	(16.5)%

Latin America	(7.0)%	9.0%	1.0%	0.5%	1.0%	8.5%	(16.5)%

Asia	-%	2.0%	3.5%	3.0%	3.5%	(1.0)%	(2.5)%

Africa/Eurasia	(16.0)%	6.0%	(1.5)%	(1.5)%	(1.5)%	7.5%	(22.0)%

Total International	(9.0)%	5.0%	2.0%	2.0%	2.0%	3.0%	(14.0)%

North America	1.0%	2.0%	1.5%	1.5%	1.5%	0.5%	(1.0)%

Total CP Products	(7.0)%	4.5%	2.0%	2.0%	2.0%	2.5%	(11.5)%

Hill's	(2.0)%	6.0%	3.5%	3.5%	3.5%	2.5%	(8.0)%

Emerging Markets (1)	(6.5)%	7.0%	2.0%	1.5%	2.0%	5.5%	(14.0)%

Developed Markets	(6.0)%	2.5%	3.0%	3.0%	3.0%	(0.5)%	(8.5)%

Note:
(1)	Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

			Table 8

Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended June 30, 2015 and 2014

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2015	2014
Gross profit, GAAP	$2,367	$2,552
2012 Restructuring Program	4	6
Costs related to the sale of land in Mexico	-	2
Gross profit, non-GAAP	$2,371	$2,560

			Basis Point
Gross Profit Margin	2015	2014	Change
Gross profit margin, GAAP	58.2%	58.6%	(40)
2012 Restructuring Program	0.1%	0.2%
Gross profit margin, non-GAAP	58.3%	58.8%	(50)

Selling, General and Administrative Expenses	2015	2014
Selling, general and administrative expenses, GAAP	$1,381	$1,507
2012 Restructuring Program	(11)	(12)
Selling, general and administrative expenses, non-GAAP	$1,370	$1,495

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2015	2014	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	34.0%	34.6%	(60)
2012 Restructuring Program	(0.3%)	(0.2%)
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	33.7%	34.4%	(70)

Other (Income) Expense, Net	2015	2014
Other (income) expense, net, GAAP	$54	$65
2012 Restructuring Program	(37)	(56)
Venezuela remeasurement charges	(16)	-
Other (income) expense, net, non-GAAP	$1	$9

Operating Profit	2015	2014	% Change
Operating profit, GAAP	$932	$980	(5%)
2012 Restructuring Program	52	74
Venezuela remeasurement charges	16	-
Costs related to the sale of land in Mexico	-	2
Operating profit, non-GAAP	$1,000	$1,056	(5%)

			Basis Point
Operating Profit Margin	2015	2014	Change
Operating profit margin, GAAP	22.9%	22.5%	40
2012 Restructuring Program	1.3%	1.7%
Venezuela remeasurement charges	0.4%	-%
Costs related to the sale of land in Mexico	-%	0.1%
Operating profit margin, non-GAAP	24.6%	24.3%	30

Net Income Attributable to Colgate-Palmolive Company	2015	2014	% Change
Net income attributable to Colgate-Palmolive Company, GAAP	$574	$622	(8%)
2012 Restructuring Program	40	53
Venezuela remeasurement charges	10	-
Charge for a foreign tax matter	15	-
Costs related to the sale of land in Mexico	-	1
Net income attributable to Colgate-Palmolive Company, non-GAAP	$639	$676	(5%)

Diluted Earnings Per Common Share(1)	2015	2014	% Change
Diluted earnings per common share, GAAP	$0.63	$0.67	(6%)
2012 Restructuring Program	0.04	0.06
Venezuela remeasurement charges	0.01	-
Charge for a foreign tax matter	0.02	-
Diluted earnings per common share, non-GAAP	$0.70	$0.73	(4%)

Note:
(1)	The impact of non-GAAP adjustments on diluted earnings per share may not necessarily equal the difference between "GAAP" and "non-GAAP" as a result of rounding.

			Table 9

Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Six Months Ended June 30, 2015 and 2014

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2015	2014
Gross profit, GAAP	$4,759	$5,076
2012 Restructuring Program	8	16
Costs related to the sale of land in Mexico	-	3
Gross profit, non-GAAP	$4,767	$5,095

			Basis Point
Gross Profit Margin	2015	2014	Change
Gross profit margin, GAAP	58.5%	58.5%	-
2012 Restructuring Program	0.1%	0.2%
Gross profit margin, non-GAAP	58.6%	58.7%	(10)

Selling, General and Administrative Expenses	2015	2014
Selling, general and administrative expenses, GAAP	$2,831	$3,051
2012 Restructuring Program	(29)	(29)
Selling, general and administrative expenses, non-GAAP	$2,802	$3,022

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2015	2014	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	34.8%	35.2%	(40)
2012 Restructuring Program	(0.4%)	(0.4%)
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	34.4%	34.8%	(40)

Other (Income) Expense, Net	2015	2014
Other (income) expense, net, GAAP	$136	$411
2012 Restructuring Program	(115)	(131)
Venezuela remeasurement charges	(16)	(266)
Other (income) expense, net, non-GAAP	$5	$14

Operating Profit	2015	2014	% Change
Operating profit, GAAP	$1,792	$1,614	11%
2012 Restructuring Program	152	176
Venezuela remeasurement charges	16	266
Costs related to the sale of land in Mexico	-	3
Operating profit, non-GAAP	$1,960	$2,059	(5%)

			Basis Point
Operating Profit Margin	2015	2014	Change
Operating profit margin, GAAP	22.0%	18.6%	340
2012 Restructuring Program	1.9%	2.0%
Venezuela remeasurement charges	0.2%	3.1%
Operating profit margin, non-GAAP	24.1%	23.7%	40

Net Income Attributable to Colgate-Palmolive Company	2015	2014	% Change
Net income attributable to Colgate-Palmolive Company, GAAP	$1,116	$1,010	10%
2012 Restructuring Program	107	126
Venezuela remeasurement charges	10	174
Charge for a foreign tax matter	15	-
Costs related to the sale of land in Mexico	-	2
Net income attributable to Colgate-Palmolive Company, non-GAAP	$1,248	$1,312	(5%)

Diluted Earnings Per Common Share (1) (2)	2015	2014	% Change
Diluted earnings per common share, GAAP	$1.22	$1.09	12%
2012 Restructuring Program	0.11	0.13
Venezuela remeasurement charges	0.01	0.19
Charge for a foreign tax matter	0.02	-
Diluted earnings per common share, non-GAAP	$1.36	$1.41	(4%)

Notes:
(1)	The impact of non-GAAP adjustments on diluted earnings per share may not necessarily equal the difference between "GAAP" and "non-GAAP" as a result of rounding.

(2)	Basic and diluted earnings per share are computed independently for each quarter and any year-to-date period presented. As a result of changes in shares outstanding during the year and rounding, the sum of the quarters’ earnings per share may not necessarily equal the earnings per share for any year-to-date period.

CONTACT:
Colgate-Palmolive Company
Bina Thompson, 212-310-3072
or
Hope Spiller, 212-310-2291